EXHIBIT 10.12

PROJECT: WDW PROPERTY WIDE CABLE TV SIGNAL LEAK TESTING

CONTRACT NUMBER: 99DH-1724


                        MASTER AGREEMENT FOR CONSTRUCTION

THIS AGREEMENT, made effective as of the August 18, 1999, and terminating as of the September 30, 2000, by and between Walt Disney World Co. ("herein referred to as the Owner"), whose mailing address is Attention Contract Services, P.O. Box 10000, Lake Buena Vista FL 32830-1000, and Suncoast Automation, Inc. (herein referred to as the "Contractor"), whose mailing address is 150 North Dunbar Ave., Building C, FL 34677.

                                   WITNESSETH

In consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                                    Article 1
                       DEFINITIONS: THE CONTRACT DOCUMENTS

The capitalized terms used herein shall have the meanings set forth in the General Conditions of the Contract for Construction (herein referred to as the "General Conditions") unless a specific definition therefor is provided herein. Unless otherwise specified, references herein to numbered articles and paragraphs are to those in this agreement. This Agreement56 shall be referred to throughout the Contract Documents as the "Agreement."

The Contract Documents consist of this Agreement the Conditions of the Contract (General, Special, Supplementary and other Conditions), the Drawings, the specifications, Unit Rate Schedules, Hourly Rate Schedules, Equipment Rental Rate Schedules, Walt Disney World Co. Work Authorization, all Addenda (except portions thereof relating purely to any of the bidding forms or bidding procedures), all Modifications and all other documents enumerated on the attached "List of Contract Documents". Such documents for the Contract and all are as fully a part thereof as if attached to this Agreement or repeated herein.

                                    Article 2
                              STATEMENT OF THE WORK

The Contractor shall promptly furnish and pay for, in strict compliance with the Work Authorization procedures established herein, all materials (except those materials specifically identifies as "Owner furnished") tools, equipment. Labor, permits, licenses, transportation, and professional and nonprofessional services and shall perform all other acts and supply all other things necessary to fully and properly perform and complete all Work assigned by the Owner's representative by individual work authorizations. If the work is to be Performed on a unit rate or time and material basis, work shall be performed in accordance with Exhibit "D" and the unit rate pricing or unit labor plus material pricing established herein, which prices shall include overhead and profit and all other direct or indirect costs or any nature. The Owner's representative reserves the exclusive right to determine the amount of work, if any, to be provided by the Contractor under this Agreement.

The following listed documents are applicable to the foregoing Work.

A.   The Agreement
B.   Special Contract Conditions
C.   Supplementary Condition
D. Specifications: As stated on each work authorization and/or in accordance with Epcot@ Building Codes, latest edition, and all other applicable codes and regulations; and Design Standard for the Attachment of F. Overhead Objects, Rev. 1, dated 1/23/95, 19 pages
E. General Conditions of the Contract for Construction, pages 1 through 19, February, 1998, ed.
F.   Contractor's Guarantee, 1 page
G.   Application for Payment
H.   General Release
I.   Change Order form June, 1990, ed

J.   Close-Out Change Order for June, 1990, ed.
K.   Exhibit "A", Unit Rate Schedule
L.   Exhibit "B", Hourly Labor Rate Schedule
M.   Exhibit "C", Equipment Rental Rate Schedule
N.   Exhibit "D", WALT DISNEY WORLD Work Authorization
O. Reedy Creed Confined Spaces Definition and Entry Procedures, revised December, 1989

The Contractor shall further provide and pay for all related facilities described in any of the Contract Documents, including all work expressly specified therein and such additional work as may be reasonably inferred therefrom, saving and excepting only such items of work as are specifically stated in the Contract Documents not to be the obligation of the Contractor. The totality of the obligations imposed upon the Contractor by this Article and by all other provisions of the Contract Documents, as well as the structures to be built and the labor to be performed, is herein referred to as the "Work".

                                    Article 3
                             OWNER'S REPRESENTATIVE

The Owner's authorized representative (herein referred to as the "Owner's Representative") shall be the project manager identified by individual Work Authorization and whose mailing address is Walt Disney World Co., Post Office Box 1000, Lake Buena Vista, Florida 32830-1000, provided, however, that the Owner may, without liability to the Contractor, unilaterally amend this Article from time to time by designating a different person or organization to act as its representative and so advising the Contractor in writing at which time the person or organization so designated shall be the Owner's Representative for purposes of this Contract.

                                    Article 4
                             THE ARCHITECT/ENGINEER

The Architect/Engineer for the Project (herein referred to as the "A/E") is not applicable.

                                    Article 5
                       TIME OF COMMENCEMENT AND COMPLETION

5.1 The Contractor shall commence the Work promptly upon receipt of Work Authorization from the Owner and shall complete all work as schedule thereon (such period of time is herein referred to as the "Contract Time") and in accordance with such interim milestone dates (herein referred to as the "Milestones") as may be specified in such Work Authorization. The Contract Time and any such Milestones are of the essence of the Contract.

5.2 If any Work is performed by the Contractor prior to the execution of this Agreement or issuance of a Work Authorization based on receipt of written notice to proceed, all such Work performed shall be in accordance with and governed by the Contract Documents.

5.3 The Contractor acknowledges that the Owner has made no warranties to the Contractor, expressed or implied, that the Contractor will be able to follow a normal, orderly sequence in the performance of the Work or that there will be no delays in, or interference with, the Work.

                                    Article 6
                                CONTRACT PRICING

6.1 Provided that the Contractor shall strictly and completely perform all of its obligations under the Contract Documents, and subject only to additions and deductions by Change Order or as otherwise provided in the General Conditions, the Owner shall pay to the Contractor, in current funds and at the times and in the installments herteinafter specified, the sum as stated on each Work Authorization (herein referred to as the "Contract Sum") to cover the Contractor's profit and general overhead and all costs and expenses of any nature whatsoever (including, without limitation, taxes, labor and materials), foreseen or unforeseen, and any increases in said costs and expenses, incurred by the Contractor in connection with the performance of the Work, all of which costs and expenses shall be borne solely by the Contractor.

6.2 Unit Pricing - If the Owner elects to have work performed based on the Unit Rates established herein, the Contractor's payment shall be based upon the product of all units provided by the Contractor multiplied by the unit rates established for such Work (as such units and unit rates are defined in the Unit Rates Schedules), which product shall cover the Contractor's profit and general overhead and all costs and expenses of any nature whatsoever (including, without limitation, taxes, transportation, material handling mall tools, labor and materials), foreseen or unforeseen, and any increases in said costs and expenses, incurred by the Contractor in connection with the performance of the Work, all of which costs and expenses shall be borne solely by the Contractor.

6.2.1 Unit Labor Plus Material Pricing - If the Owner elects to have work performed based on the Unit Labor Rates established herein, the Contractor's payment shall be based upon the product of all labor hours expended at the job site multiplied by the unit labor rates (as such unit rates are established herein), which product shall cover the Contractor's profit and general overhead and all costs and expenses of any nature whatsoever (including, without limitation, taxes, payroll costs, and all other support or indirect costs of whatever nature). Material costs shall be paid by actual material invoice plus any mark-ups as allowed by Article 12 of the General Conditions of the Contract for Construction.

6.2.2 Equipment Rental Rates - Payment for equipment rental used in conjunction with the unit labor plus material pricing stated in paragraph 6.3.1 above (as such unit rates are established in the Equipment Unit Rate Schedule) is for all Contractor-owned construction equipment with a new value of One Thousand Dollars ($1,000.00) or more, authorized for use in the work. Agreed rates for each piece of equipment include mobilization, demobilization, fuel, maintenance, insurance and all other ownership costs required for a fully operational unit Equipment Operator costs shall be reimbursed in accordance with the rates established in the Labor Rate Schedules attached hereto.

6.2.3 Reimbursement for equipment rented from a third party shall consist of actual invoice cost to Contractor plus six percent (6%) markup, and shall be consistent with local standard rental rates, subject to approval by Owner.

6.2.4 Small Tool Allowance - Small tools, as defined in the attached List of Items to be Classed as Small Tools, shall be reimbursed at a total cost of three percent (3%) of total gross labor.

6.3 A separate consideration of Ten Dollars($10.00) to be paid by the Owner to the Contractor as the specific consideration for those provisions contained in the Contract Documents which provide for indemnity and/or guarantee among the Owner, the Owner's Representative, the A/E, their respective parent companies, the subsidiary, related and affiliated companies of each, as well as the officers, directors, agents and employees of each, the Contractor, any Subcontractor, Sub-subcontractor, or any combination of the foregoing, whereby any such person is granted indemnification form liability for damages to persons or property caused in whole or in part by any act, omission or/default of any of the above named persons arising form the Contract or its performance. The said specific consideration for such indemnification is paid to the Contractor by the Owner on behalf of the Owner, the Owner's Representative, the A/E, their respective parent companies, the subsidiary, related and affiliated companies of each, and the officers, directors, agents and employees of each, and is allocated to, and shall be deemed to have been paid out of, the first installment of the Contract Sum Payable hereunder.

                                    Article 7
             PROGRESS PAYMENTS AND FINAL PAYMENT OF THE CONTRACT SUM

7.1 Based on the Contractor's Application for Payment, the schedule of values or the Unit Rate Schedule submitted by the Contractor and approved by the Owner, and the approval of the Application for Payment issued by the Owner pursuant to
Article 9 of the General Conditions, the Owner shall make monthly payments to the Contractor for Work in place. Such monthly payments shall be made on or before the fifteenth (15th) day of each calendar month or the twentieth (20th) day after receipt by the Owner of the Contractor's Application for Payment, of such documentation, in proper form, to substantiate the amount owed and of such other documentation as the Owner may require pursuant to Article 9 of the General conditions, whichever is later, provide, however, that the Owner shall have no obligation to make payment ass aforesaid if it has withheld approval thereof as permitted under subparagraph 9.3.1. of the General Conditions or if the Contractor has not submitted to the Owner with its Application for Payment all required documentation. Each such monthly payment shall be in an amount equal to one-hundred percent (100%) of the net amount allowed the Contractor for Work in place through the Payment Application Date, as indicated in the Owner's approval of Application for Payment, after deducting any sums withheld by the Owner pursuant to the Contract documents.

7.2 Pursuant to the pricing provisions herein, Final payment, constituting the entire unpaid balance due the Contractor, shall be paid by the Owner to the Contractor within sixty (60) days after approval by the Owner's Representative of the final Application for Payment, provided, however, the final payment shall in no event be due unless and until the Contractor shall have complied with all provisions of the Contract Documents, including those contained in Subparagraph
9.4.2 of the General Conditions.

                                    Article 8
             CONTRACTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 The Contractor hereby represents and warrants to the Owner that:

     (a) it is duly licensed to observe and perform the terms, covenants, condidtions and other provisions on its part to be observed or performed hereunder;

     (b) it is experienced and skilled in the construction and Work of the type described in, or required by, the Contract Documents;

     (c) all equipment and materials used in connection with the Work shall be new (except if otherwise required by the Specifications) and the equipment, the materials and Work shall be of the best quality, free from fault and defects and shall strictly conform to the Contract Documents; and

     (d) it has, by careful examination satisfied itself as to: (i) the nature, location and character of the Job Site including, without limitation, the surface and subsurface conditions of the land and all structures and obstructions thereon, both natural and manmade, surface water conditions of the Job Site and the surrounding area and, to the extent pertinent to the Work, all other conditions; (ii) the nature location and character of the general area in which the Job Site is located including, without limitation, its climatic conditions, the availability and cost of labor and the availability and cost of materials, tools and equipment; (iii) The quality and quantity of all materials, supplies, tools, equipment, labor and professional services necessary to complete the Work in the manner required by the Contract Documents; and (iv) all other matters or things which could in any manner affect the performance of the Work. Without limitation on the foregoing, the Contractor recognizes the physical and operational restrictions on carrying on the Work in or about the Project.

8.2. The Contractor accepts the relationship of trust and confidence established by this Agreement between it and the Owner. It covenants with the Owner that it shall furnish its best skill and judgement and cooperate with the Owner in furthering the interests of the Owner, Furnish efficient business administration and superintendent and an adequate supply of workmen, equipment, tools and materials at all times; and perform the Work in the best and soundest way and in the most expeditious and economical manner consistent with the best interests of the Owner.

                                    Article 9
                                   TERMINATION

Termination of the contract by the Owner, with or without cause, and by the Contractor are provided for in Article 15 of the General Conditions. If the Owner terminates the Contract pursuant to Paragraph 15.2 of the General Conditions, and the unpaid balance of any and all outstanding Work Authorizations awarded under this contract exceeds the costs and expenses incurred by or on behalf of the owner in finishing the Work, including compensation for any additional architectural, engineering, management and administrative services, such excess shall, upon the completion of the Work, be paid to the Contractor. If such costs exceed such unpaid balance, the Contractor shall pay the difference to the Owner upon demand.

                                   Article 10
                       USE OF OWNER'S NAME/CONFIDENTIALITY

The Contractor, by virtue of this Contract, shall acquire no right to use, and shall not use, the name of the Owner or the name "Disney" (either alone or in conjunction with or as a part of any other work, mark or name) or any marks, fanciful characters or designs of the Walt Disney company or any of its related affiliated or subsidiary companies: in any advertising, publicity or promotion; to express or imply any endorsement or the Contractor's Work or services; or in any other manner whatsoever (whether or not similar to the foregoing used hereinabove specifically prohibited). The Contractor may, during the course of its engagement hereunder, have access to, and acquire knowledge of or from, material, data, strategies, systems or other information relating to the Work, the Project or the Owner, or its parent, affiliated, or related companies, which may not be accessible or known to the general public. Any such knowledge acquired by the Contractor shall be kept confidential and shall not be used, published or divulged by the Contractor to any other person. Firm or corporation, or in any advertising or promotion regarding the Contractor or its Work or services, or in any other manner or connection whatsoever without first having to obtained the written permission of the Owner, which permission the Owner may withhold in its sole discretion.

                                   Article 11
                                LEGAL PROCEEDINGS

11.1 The Contract Documents shall be construed and interpreted in accordance with the laws of the State of Florida and shall constitute the entire and sole understanding of the parties hereto notwithstanding any prior oral or written statements, instructions, agreements, representations, or other communications.

11.2 Any legal proceeding of any nature brought by either party against the other to enforce any right or obligation under this Contract, or arising out of any matter pertaining to this Contract or the Work to be performed hereunder, shall be submitted for trial, without jury, before the Circuit court of the Ninth judicial Circuit in and for Orange County, Florida; or, if the Circuit Court does not have jurisdiction, then before the United States District Court for the Middle District of Florida (Orlando Division); process outside the State of Florida in any matter to be submitted to any such court pursuant hereto, and expressly waive all rights to trail by jury regarding any such matter.

In the event that any provision of any of the Contract Documents is judicially construed to be invalid by a court of competent jurisdiction, such provision shall then be construed in a manner allowing its validity or, if this leads to any impracticable result, shall be stricken but, in either event all other provisions of the Contract Documents shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed effective as of the day and year first above written.


                           OWNER

                           WALT DISNEY WORLD CO.

                           Authorized
                           Signature__________________________   Date___________
                           Print Name/Title __________________
                                    __________________________
                                    __________________________


CONTRACTOR

                           SUNCOAST AUTOMATION, INC.

                           Authorized
                           Signature__________________________   Date___________
                           Print Name/Title __________________
                                    __________________________
                                    __________________________

CONTRACTOR'S CORPORATE SEAL

__________________________

__________________________

              -or-

WITNESSES:

(1)   ____________________________

(2)   ____________________________